                                                                     EXHIBIT 3.1


                       CERTIFICATE OF LIMITED PARTNERSHIP
             PURSUANT TO SECTION 10 OF PART III, DIVISION 2, OF THE
            ASSOCIATIONS LAW OF THE REPUBLIC OF THE MARSHALL ISLANDS
                            (LIMITED PARTNERSHIP ACT)

Pursuant to the provisions of the Marshall Islands Limited Partnership Act, the undersigned desires to form a Limited Partnership and certifies the following:

1. The name of the Limited Partnership is Teekay Offshore Partners L.P. (the "LIMITED PARTNERSHIP").

2. The registered address of the Limited Partnership in the Marshall Islands is: Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960. The name of the Limited Partnership's Registered Agent in the Marshall Islands upon whom process may be served at such address is: The Trust Company of the Marshall Islands, Inc.

3. The name and the business, residence or mailing address of the sole general partner is:

                Teekay Offshore GP L.L.C.
                c/o Teekay Shipping Limited
                Bayside House, Bayside Executive Park
                West Bay Street & Blake Road
                P.O. Box AP- 59212
                Nassau, Bahamas

4. The name and title of the person authorized to sign this Certificate of Limited Partnership for the general partner is:

                Arthur Bensler
                Attorney-in-Fact

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on this 30th day of August, 2006.

TEEKAY OFFSHORE GP L.L.C.
By: Teekay Shipping Corporation, its Sole Member


By:      /s/ Arthur Bensler
         ----------------------
         Arthur Bensler
         Attorney-in-Fact
         (Authorized Signatory)